SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 23, 2008

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 17, 2008 Intersil Corporation (the “Company”) entered into a three-year, $75 million unsecured revolving credit facility with Bank of America, N.A., as administrative agent, and certain other banks. Any advances under the credit agreement will accrue interest at rates equal to LIBOR plus a margin that is based on the Company’s leverage ratio, which currently equates to a 100 basis points margin.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default.

In addition, the Company may solicit the lenders under the Credit Agreement to increase the total principal amount available by up to $300 million, subject to the lender’s consent.

The Company’s obligations under the Credit Facility are guaranteed by the Company’s wholly-owned US subsidiaries.

On October 22, 2008, the Company issued a press release announcing its earnings and the completion of the Credit Facility, which was attached as Exhibit 99.1 to Form 8-K filed on October 22, 2008.

The information set forth under Item 2.03 of this report and the Credit Agreement filed as Exhibit 10.1 to this report are incorporated in this Item 1.01 by reference in their entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is incorporated in this Item 2.03 by reference in its entirety.

Pursuant to the Credit Agreement, the Company and its wholly-owned US subsidiaries may become obligated, as borrower and guarantors, respectively, of up to $75 million in principal amount of unsecured indebtedness. The Credit Agreement contains customary events of default.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement, dated as of October 17, 2008, among the Company, certain subsidiaries of the Company, Bank of America N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: October 23, 2008	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
EX-10.1	Credit Agreement, dated as of October 17, 2008, among the Company, certain subsidiaries of the Company, Bank of America N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto.